Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Notes offered hereby	$10,879,000.00	100.00%	$10,879,000.00	$607.01(1)

(1)	The filing fee is calculated in accordance with Rule 457(r) under the Securities Act. There are unused registration fees of $35,573.56 that have been paid in respect of securities offered from Eksportfinans ASA’s Registration Statement No. 333-140456, of which this pricing supplement is a part. After giving effect to the $607.01 registration fee for this offering, $34,966.55 remains available for future offerings. No additional registration fee has been paid with respect to this offering.

PRICING SUPPLEMENT NO. 455 dated October 29, 2009
To Product Supplement No. 2 dated September 7, 2007 and
Prospectus Supplement and Prospectus dated February 5, 2007
Relating to the Eksportfinans ASA U.S. Medium-Term Note Program	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-140456

EKSPORTFINANS ASA

Reverse Exchangeable Securities with Contingent Downside Protection

$1,532,000.00 12.00% Enhanced Yield Securities linked to the common stock of Amazon.com, Inc. due May 5, 2010

$3,507,000.00 13.00% Enhanced Yield Securities linked to the common stock of Bank of America Corporation due May 5, 2010

$4,568,000.00 12.00% Enhanced Yield Securities linked to the common stock of General Electric Company due February 5, 2010

$749,000.00 15.00% Enhanced Yield Securities linked to the common stock of Las Vegas Sands Corp., due February 5, 2010

$523,000.00 15.00% Enhanced Yield Securities linked to the common stock of NVIDIA Corporation due May 5, 2010

Offering Information

Offerings:	This pricing supplement relates to five separate offerings of securities, each of which is linked to one, and only one, Underlying Stock. You may participate in any or all of the security offerings. This terms supplement does not, however, allow you to purchase a security linked to a basket of more than one or all of the Underlying Stocks described below.

Issuer:	Eksportfinans ASA

Underlying Stock:	The Underlying Stock for each security offering will be the common stock of the issuers as set forth in the table below:

	Underlying Stock (for each of the security offerings)	CUSIP No.	Relevant Exchange	Ticker Symbol
	Amazon.com, Inc.	023135106	NYSE	AMZN
	Bank of America Corporation	060505104	NYSE	BAC
	General Electric Company	369604103	NYSE	GE
	Las Vegas Sands Corp.	517834107	NYSE	LVS
	NVIDIA Corporation	67066G104	NASDAQ	NVDA

Agent:	Wells Fargo Securities, LLC

Principal Amount per security:	$1,000.00

Issue Price per security:	100.00%

Maturity Date:	Securities linked to Amazon.com, Inc.		May 5, 2010
	Securities linked to Bank of America Corporation		May 5, 2010
	Securities linked to General Electric Company		February 5, 2010
	Securities linked to Las Vegas Sands Corp.		February 5, 2010
	Securities linked to NVIDIA Corporation		May 5, 2010

Valuation Date: (as further	Securities linked to Amazon.com, Inc.	April 28, 2010
described in product supplement	Securities linked to Bank of America Corporation	April 28, 2010
no. 2)	Securities linked to General Electric Company	January 29, 2010
	Securities linked to Las Vegas Sands Corp.	January 29, 2010
	Securities linked to NVIDIA Corporation	April 28, 2010

Interest:	Securities linked to Amazon.com, Inc., 12.00% per annum, payable monthly.

Securities linked to Bank of America Corporation, 13.00% per annum, payable monthly.

Securities linked to General Electric Company, 12.00% per annum, payable monthly.

Securities linked to Las Vegas Sands Corp., 15.00% per annum, payable monthly.

Securities linked to NVIDIA Corporation, 15.00% per annum, payable monthly.

Interest Payment Dates:	Securities linked to Amazon.com, Inc.	5th of each month, starting December 5, 2009
	Securities linked to Bank of America Corporation	5th of each month, starting December 5, 2009
	Securities linked to General Electric Company	5th of each month, starting December 5, 2009
	Securities linked to Las Vegas Sands Corp.	5th of each month, starting December 5, 2009
	Securities linked to NVIDIA Corporation	5th of each month, starting December 5, 2009

Initial Stock Price:	Securities linked to Amazon.com, Inc.	$122.60
	Securities linked to Bank of America Corporation	$15.73
	Securities linked to General Electric Company	$14.87
	Securities linked to Las Vegas Sands Corp.	$14.76
	Securities linked to NVIDIA Corporation	$12.55

Knock-in Price:	Securities linked to Amazon.com, Inc.:
$91.95, the price that is 25.00% below the initial stock price.

Securities linked to Bank of America Corporation:
$11.011, the price that is 30.00% below the initial stock price.

Securities linked to General Electric Company:
$11.896, the price that is 20.00% below the initial stock price.

Securities linked to Las Vegas Sands Corp.:
$9.594, the price that is 35.00% below the initial stock price.

Securities linked to NVIDIA Corporation:
$9.413, the price that is 25.00% below the initial stock price.

Share Amount:	Securities linked to Amazon.com, Inc.	8.1566
	Securities linked to Bank of America Corporation	63.5728
	Securities linked to General Electric Company	67.2495
	Securities linked to Las Vegas Sands Corp.	67.7507
	Securities linked to NVIDIA Corporation	79.6813

Exchange Listing:	None

Trade Date:	October 29, 2009

Original Issue Date:	November 3, 2009

CUSIP Number:		CUSIP No.
	Securities linked to Amazon.com, Inc.	282645ST8
	Securities linked to Bank of America Corporation	282645SS0
	Securities linked to General Electric Company	282645SP6
	Securities linked to Las Vegas Sands Corp.	282645SR2
	Securities linked to NVIDIA Corporation	282645SQ4

Securities linked to Amazon.com, Inc.	Per Security	Total
Public Offering Price	$1,000.000	$1,532,000.00
Underwriting Discount and Commission	$12.500	$19,150.00
Proceeds to Eksportfinans ASA	$987.500	$1,512,850.00

Securities linked to Bank of America Corporation	Per Security	Total
Public Offering Price	$1,000.000	$3,507,000.00
Underwriting Discount and Commission	$12.500	$43,837.50
Proceeds to Eksportfinans ASA	$987.500	$3,463,162.50

Securities linked to General Electric Company	Per Security	Total
Public Offering Price	$1,000.000	$4,568,000.00
Underwriting Discount and Commission	$9.000	$41,112.00
Proceeds to Eksportfinans ASA	$991.000	$4,526,888.00

Securities linked to Las Vegas Sands Corp.	Per Security	Total
Public Offering Price	$1,000.000	$749,000.00
Underwriting Discount and Commission	$9.000	$6,741.00
Proceeds to Eksportfinans ASA	$991.000	$742,259.00

Securities linked to NVIDIA Corporation	Per Security	Total
Public Offering Price	$1,000.000	$523,000.00
Underwriting Discount and Commission	$12.500	$6,537.50
Proceeds to Eksportfinans ASA	$987.500	$516,462.50

Additional terms specific to the securities

     You should read this pricing supplement together with the prospectus dated February 5, 2007, as supplemented by the prospectus supplement dated February 5, 2007 relating to our medium-term notes of which these securities are a part, and the more detailed information contained in product supplement no. 2 dated September 7, 2007. This pricing supplement, together with these documents, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk factors” in the accompanying product supplement no. 2 and the accompanying prospectus supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

     You may access these documents on the SEC Web site at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC Web site):

     http://www.sec.gov/Archives/edgar/data/700978/000095012307012382/u53557e424b2.htm

     Our Central Index Key, or CIK, on the SEC Web site is 700978. As used in this pricing supplement, the “Company,” “we,” “us,” or “our” refers to Eksportfinans ASA.

Selected risk considerations

     An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in the Underlying Stocks. These risks are explained in more detail in the “Risk factors” sections of the accompanying product supplement no. 2 dated September 7, 2007 and the accompanying prospectus supplement.

     No guaranteed return of principal. With an investment in the securities, you bear the risk of losing some or all of the value of your principal if a knock-in event occurs during the term of the securities and the final stock price is less than the initial stock price. Under these circumstances, at maturity, for each security you hold, the maturity payment amount that you will receive will be shares of the applicable Underlying Stock, which represents the number of shares of the applicable Underlying Stock equal to the share amount multiplied by the share multiplier. In these circumstances, you will lose some or all of the value of the principal amount of your securities and receive shares of the applicable Underlying Stock instead of a cash payment.

     Yield may be lower. The yield that you will receive on your securities, which could be negative, may be less than the return you could earn on other investments. Even if your yield is positive, your yield may be less than the yield you would earn if you bought a standard senior non-callable debt security with the same maturity date.

     Relationship to the Underlying Stocks. You will have no rights against any of the Underlying Stock Issuers even though the market value of the securities and the amount you will receive at maturity depend on the performance of the applicable Underlying Stock. The Underlying Stock Issuers are not involved in the offering of the securities and have no obligations relating to the securities. In addition, you will not receive any dividend payments or other distributions on any of the Underlying Stocks, and as a holder of the securities, you will not have voting rights or any other rights that holders of the Underlying Stocks may have.

     No active trading market. The securities will not be listed or displayed on any securities exchange, the Nasdaq National Market or any electronic communications network. There can be no assurance that a liquid trading market will develop for the securities. The development of a trading market for the securities will depend on our financial performance and other factors such as the market price of any of the Underlying Stocks. Even if a secondary market for the securities develops, it may not provide significant liquidity and transaction costs in any secondary market could be high.

     Potential conflicts of interest. Wells Fargo Securities, LLC or its affiliates may presently or from time to time engage in business that may adversely affect the price of the securities, including hedging activities. In addition, the inclusion of commissions and projected profits from hedging in the original issue price is likely to adversely affect secondary market prices. In the course of business, Wells Fargo Securities, LLC or its affiliates may acquire non-public information relating to any of the Underlying Stock Issuers and, in addition, one or more affiliates of Wells Fargo Securities, LLC may publish research reports about any of the Underlying Stock Issuers. Neither we nor Wells Fargo Securities, LLC make any representation to any purchasers of the securities regarding any matters whatsoever relating to any of the Underlying Stock Issuers.

Hypothetical returns

     The following table illustrates the maturity payment amount and corresponding return at maturity per security (in each case, including interest payments), for a range of final stock prices and the corresponding price return of each of the Underlying Stocks and whether or not a knock-in event has occurred.

     The tables below assume no market disruption event, antidilution adjustments or settlement disruption event occurs. Also, the rates of return shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to the securities, tax liabilities could affect the after-tax rate of return on the securities to a comparatively greater extent than the after-tax return on each of the Underlying Stocks.

Securities linked to Amazon.com, Inc.

     The examples are based on the following terms:

  an initial stock price of $122.60;

  a knock-in price of $91.95;

  an interest rate of 12.00%; and

  an investment term of 182 days.

     The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this pricing supplement.

		A Knock-In Event Has Occurred		A Knock-In Event Has Not Occurred
Hypothetical Final Stock Price	Hypothetical Price Return of the Underlying Stock	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)
$61.30	-50.00%	-43.93%	$560.67	-	-
$67.43	-45.00%	-38.93%	$610.67	-	-
$73.56	-40.00%	-33.93%	$660.67	-	-
$79.69	-35.00%	-28.93%	$710.67	-	-
$85.82	-30.00%	-23.93%	$760.67	-	-
$91.95(2)	-25.00%	-18.93%	$810.67	-	-
$98.08	-20.00%	-13.93%	$860.67	6.07%	$1,060.67
$104.21	-15.00%	-8.93%	$910.67	6.07%	$1,060.67
$110.34	-10.00%	-3.93%	$960.67	6.07%	$1,060.67
$116.47	-5.00%	1.07%	$1,010.67	6.07%	$1,060.67
$122.60(3)	0.00%	6.07%	$1,060.67	6.07%	$1,060.67
$128.73	5.00%	6.07%	$1,060.67	6.07%	$1,060.67
$134.86	10.00%	6.07%	$1,060.67	6.07%	$1,060.67
$140.99	15.00%	6.07%	$1,060.67	6.07%	$1,060.67
$147.12	20.00%	6.07%	$1,060.67	6.07%	$1,060.67
$153.25	25.00%	6.07%	$1,060.67	6.07%	$1,060.67
$159.38	30.00%	6.07%	$1,060.67	6.07%	$1,060.67
$165.51	35.00%	6.07%	$1,060.67	6.07%	$1,060.67
$171.64	40.00%	6.07%	$1,060.67	6.07%	$1,060.67
$177.77	45.00%	6.07%	$1,060.67	6.07%	$1,060.67
$183.90	50.00%	6.07%	$1,060.67	6.07%	$1,060.67

(1)	The returns at maturity specified above are not annualized rates of return but rather actual returns over the term of the security and, in the case of the securities, are calculated based on a 182-day investment term and, in the case of the applicable Underlying Stock, do not take into account dividends, if any, paid on the applicable Underlying Stock or any transaction fees and expenses.
(2)	This is the knock-in price.
(3)	This is the initial stock price.

     The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of 12.00% Enhanced Yield Securities vs. Amazon.com, Inc.*

* Based on an interest rate of 12.00% per annum and a 182-day term.

Securities linked to Bank of America Corporation

     The examples are based on the following terms:

  an initial stock price of $15.73;

  a knock-in price of $11.011;

  an interest rate of 13.00%; and

  an investment term of 182 days.

     The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this pricing supplement.

		A Knock-In Event Has Occurred		A Knock-In Event Has Not Occurred
Hypothetical Final Stock Price	Hypothetical Price Return of the Underlying Stock	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)
$7.87	-50.00%	-43.43%	$565.72	-	-
$8.65	-45.00%	-38.43%	$615.72	-	-
$9.44	-40.00%	-33.43%	$665.72	-	-
$10.22	-35.00%	-28.43%	$715.72	-	-
$11.01(2)	-30.00%	-23.43%	$765.72	-	-
$11.80	-25.00%	-18.43%	$815.72	6.57%	$1,065.72
$12.58	-20.00%	-13.43%	$865.72	6.57%	$1,065.72
$13.37	-15.00%	-8.43%	$915.72	6.57%	$1,065.72
$14.16	-10.00%	-3.43%	$965.72	6.57%	$1,065.72
$14.94	-5.00%	1.57%	$1,015.72	6.57%	$1,065.72
$15.73(3)	0.00%	6.57%	$1,065.72	6.57%	$1,065.72
$16.52	5.00%	6.57%	$1,065.72	6.57%	$1,065.72
$17.30	10.00%	6.57%	$1,065.72	6.57%	$1,065.72
$18.09	15.00%	6.57%	$1,065.72	6.57%	$1,065.72
$18.88	20.00%	6.57%	$1,065.72	6.57%	$1,065.72
$19.66	25.00%	6.57%	$1,065.72	6.57%	$1,065.72
$20.45	30.00%	6.57%	$1,065.72	6.57%	$1,065.72
$21.24	35.00%	6.57%	$1,065.72	6.57%	$1,065.72
$22.02	40.00%	6.57%	$1,065.72	6.57%	$1,065.72
$22.81	45.00%	6.57%	$1,065.72	6.57%	$1,065.72
$23.60	50.00%	6.57%	$1,065.72	6.57%	$1,065.72

(1)	The returns at maturity specified above are not annualized rates of return but rather actual returns over the term of the security and, in the case of the securities, are calculated based on a 182-day investment term and, in the case of the applicable Underlying Stock, do not take into account dividends, if any, paid on the applicable Underlying Stock or any transaction fees and expenses.
(2)	This is the knock-in price.
(3)	This is the initial stock price.

     The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of 13.00% Enhanced Yield Securities vs. Bank of America Corporation *

* Based on an interest rate of 13.00% per annum and a 182-day term.

Securities linked to General Electric Company

     The examples are based on the following terms:

  an initial stock price of $14.87;

  a knock-in price of $11.896;

  an interest rate of 12.00%; and

  an investment term of 92 days.

     The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this pricing supplement.

		A Knock-In Event Has Occurred		A Knock-In Event Has Not Occurred
Hypothetical Final Stock Price	Hypothetical Price Return of the Underlying Stock	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)
$7.44	-50.00%	-46.93%	$530.67	-	-
$8.18	-45.00%	-41.93%	$580.67	-	-
$8.92	-40.00%	-36.93%	$630.67	-	-
$9.67	-35.00%	-31.93%	$680.67	-	-
$10.41	-30.00%	-26.93%	$730.67	-	-
$11.15	-25.00%	-21.93%	$780.67	-	-
$11.90(2)	-20.00%	-16.93%	$830.67	-	-
$12.64	-15.00%	-11.93%	$880.67	3.07%	$1,030.67
$13.38	-10.00%	-6.93%	$930.67	3.07%	$1,030.67
$14.13	-5.00%	-1.93%	$980.67	3.07%	$1,030.67
$14.87(3)	0.00%	3.07%	$1,030.67	3.07%	$1,030.67
$15.61	5.00%	3.07%	$1,030.67	3.07%	$1,030.67
$16.36	10.00%	3.07%	$1,030.67	3.07%	$1,030.67
$17.10	15.00%	3.07%	$1,030.67	3.07%	$1,030.67
$17.84	20.00%	3.07%	$1,030.67	3.07%	$1,030.67
$18.59	25.00%	3.07%	$1,030.67	3.07%	$1,030.67
$19.33	30.00%	3.07%	$1,030.67	3.07%	$1,030.67
$20.07	35.00%	3.07%	$1,030.67	3.07%	$1,030.67
$20.82	40.00%	3.07%	$1,030.67	3.07%	$1,030.67
$21.56	45.00%	3.07%	$1,030.67	3.07%	$1,030.67
$22.31	50.00%	3.07%	$1,030.67	3.07%	$1,030.67

(1)	The returns at maturity specified above are not annualized rates of return but rather actual returns over the term of the security and, in the case of the securities, are calculated based on a 92-day investment term and, in the case of the applicable Underlying Stock, do not take into account dividends, if any, paid on the applicable Underlying Stock or any transaction fees and expenses.
(2)	This is the knock-in price.
(3)	This is the initial stock price.

     The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of 12.00% Enhanced Yield Securities vs. General Electric Company *

* Based on an interest rate of 12.00% per annum and a 92-day term.

Securities linked to Las Vegas Sands Corp.

     The examples are based on the following terms:

  an initial stock price of $14.76;

  a knock-in price of $9.594;

  an interest rate of 15.00%; and

  an investment term of 92 days.

     The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this pricing supplement.

		A Knock-In Event Has Occurred		A Knock-In Event Has Not Occurred
Hypothetical Final Stock Price	Hypothetical Price Return of the Underlying Stock	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)
$7.38	-50.00%	-46.17%	$538.33	-	-
$8.12	-45.00%	-41.17%	$588.33	-	-
$8.86	-40.00%	-36.17%	$638.33	-	-
$9.59(2)	-35.00%	-31.17%	$688.33	-	-
$10.33	-30.00%	-26.17%	$738.33	3.83%	$1,038.33
$11.07	-25.00%	-21.17%	$788.33	3.83%	$1,038.33
$11.81	-20.00%	-16.17%	$838.33	3.83%	$1,038.33
$12.55	-15.00%	-11.17%	$888.33	3.83%	$1,038.33
$13.28	-10.00%	-6.17%	$938.33	3.83%	$1,038.33
$14.02	-5.00%	-1.17%	$988.33	3.83%	$1,038.33
$14.76(3)	0.00%	3.83%	$1,038.33	3.83%	$1,038.33
$15.50	5.00%	3.83%	$1,038.33	3.83%	$1,038.33
$16.24	10.00%	3.83%	$1,038.33	3.83%	$1,038.33
$16.97	15.00%	3.83%	$1,038.33	3.83%	$1,038.33
$17.71	20.00%	3.83%	$1,038.33	3.83%	$1,038.33
$18.45	25.00%	3.83%	$1,038.33	3.83%	$1,038.33
$19.19	30.00%	3.83%	$1,038.33	3.83%	$1,038.33
$19.93	35.00%	3.83%	$1,038.33	3.83%	$1,038.33
$20.66	40.00%	3.83%	$1,038.33	3.83%	$1,038.33
$21.40	45.00%	3.83%	$1,038.33	3.83%	$1,038.33
$22.14	50.00%	3.83%	$1,038.33	3.83%	$1,038.33

(1)	The returns at maturity specified above are not annualized rates of return but rather actual returns over the term of the security and, in the case of the securities, are calculated based on a 92-day investment term and, in the case of the applicable Underlying Stock, do not take into account dividends, if any, paid on the applicable Underlying Stock or any transaction fees and expenses.
(2)	This is the knock-in price.
(3)	This is the initial stock price.

     The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of 15.00% Enhanced Yield Securities vs. Las Vegas Sands Corp. *

* Based on an interest rate of 15.00% per annum and a 92-day term.

Securities linked to NVIDIA Corporation

     The examples are based on the following terms:

  an initial stock price of $12.55;

  a knock-in price of $9.413;

  an interest rate of 15.00%; and

  an investment term of 182 days.

     The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this pricing supplement.

		A Knock-In Event Has Occurred		A Knock-In Event Has Not Occurred
Hypothetical Final Stock Price	Hypothetical Price Return of the Underlying Stock	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)
$6.28	-50.00%	-42.42%	$575.83	-	-
$6.90	-45.00%	-37.42%	$625.83	-	-
$7.53	-40.00%	-32.42%	$675.83	-	-
$8.16	-35.00%	-27.42%	$725.83	-	-
$8.79	-30.00%	-22.42%	$775.83	-	-
$9.41(2)	-25.00%	-17.42%	$825.83	-	-
$10.04	-20.00%	-12.42%	$875.83	7.58%	$1,075.83
$10.67	-15.00%	-7.42%	$925.83	7.58%	$1,075.83
$11.30	-10.00%	-2.42%	$975.83	7.58%	$1,075.83
$11.92	-5.00%	2.58%	$1,025.83	7.58%	$1,075.83
$12.55(3)	0.00%	7.58%	$1,075.83	7.58%	$1,075.83
$13.18	5.00%	7.58%	$1,075.83	7.58%	$1,075.83
$13.81	10.00%	7.58%	$1,075.83	7.58%	$1,075.83
$14.43	15.00%	7.58%	$1,075.83	7.58%	$1,075.83
$15.06	20.00%	7.58%	$1,075.83	7.58%	$1,075.83
$15.69	25.00%	7.58%	$1,075.83	7.58%	$1,075.83
$16.32	30.00%	7.58%	$1,075.83	7.58%	$1,075.83
$16.94	35.00%	7.58%	$1,075.83	7.58%	$1,075.83
$17.57	40.00%	7.58%	$1,075.83	7.58%	$1,075.83
$18.20	45.00%	7.58%	$1,075.83	7.58%	$1,075.83
$18.83	50.00%	7.58%	$1,075.83	7.58%	$1,075.83

(1)	The returns at maturity specified above are not annualized rates of return but rather actual returns over the term of the security and, in the case of the securities, are calculated based on a 182-day investment term and, in the case of the applicable Underlying Stock, do not take into account dividends, if any, paid on the applicable Underlying Stock or any transaction fees and expenses.
(2)	This is the knock-in price.
(3)	This is the initial stock price.

     The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of 15.00% Enhanced Yield Securities vs. NVIDIA Corporation *

* Based on an interest rate of 15.00% per annum and a 182-day term.

The Underlying Stocks

The Underlying Stock Issuers

     Provided below is a brief description of the Underlying Stock Issuers obtained from publicly available information published by the Underlying Stock Issuers. Neither we nor Wells Fargo Securities, LLC make any representation to any purchasers of the securities regarding any matters whatsoever relating to the Underlying Stock Issuers. Any prospective purchaser of the securities should undertake an independent investigation of the Underlying Stock Issuers as in its judgment is appropriate to make an informed decision regarding an investment in the securities.

     Each of the Underlying Stocks is registered under the U.S. Securities Exchange Act of 1934, as amended (the Exchange Act). Companies with securities registered under the Exchange Act are required to file periodically financial and other information specified by the SEC. Information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates. In addition, information filed by each of the Underlying Stock Issuers with the SEC electronically can be reviewed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov.

     According to its publicly available documents, Amazon.com, Inc. opened its virtual doors on the World Wide Web in July 1995. They seek to be Earth’s most customer-centric company for three primary customer sets: consumer customers, seller customers and developer customers. In addition, they generate revenue through co-branded credit card agreements and other marketing and promotional services, such as online advertising. Information filed with the SEC by Amazon.com, Inc. under the Exchange Act can be located by reference to SEC file number 000-22513.

     According to its publicly available documents, Bank of America Corporation is a Delaware corporation, a bank holding company and a financial holding company. its publicly available documents, Bank of America Corporation is a Delaware corporation, a bank holding company and a financial holding company. Bank of America Corporation provides a diversified range of banking and non-banking financial services and products through three business segments: Global Consumer and Small Business Banking, Global Corporate and Investment Banking and Global Wealth and Investment Management. Information filed with the SEC by Bank of America Corporation under the Exchange Act can be located by reference to SEC file number 001-06523.

     According to its publicly available documents, General Electric Company is one of the largest and most diversified technology, media, and financial services corporations in the world. They have products and services ranging from aircraft engines, power generation, water processing, and security technology to medical imaging, business and consumer financing, media content and industrial products. Information filed with the SEC by General Electric Company under the Exchange Act can be located by reference to SEC file number 001-00035.

     According to its publicly available documents, Las Vegas Sands Corp.’s principal operating and developmental activities occur in three geographic areas: Las Vegas, Macao and Singapore. Management reviews the results of operations for each of its key operating segments: The Venetian Las Vegas, which includes the Sands Expo Center; The Palazzo; Sands Macao; The Venetian Macao; Four Seasons Macao; and Other Asia (comprised primarily of our ferry operations). Information filed with the SEC by Las Vegas Sands under the Exchange Act can be located by reference to SEC file number 001-32373.

     According to its publicly available documents, NVIDIA Corporation is the worldwide leader in visual computing technologies and the inventor of the graphic processing unit, or the GPU, a high-performance processor which generates realistic, interactive graphics on workstations, personal computers, game consoles, and mobile devices. Information filed with the SEC by NVIDIA Corporation under the Exchange Act can be located by reference to SEC file number 000-23985.

Historical Data

     Each of the Underlying Stocks is listed on the Relevant Exchange under its respective symbol described above. Four of the following tables set forth the high intra-day, low intra-day and quarter-end closing prices (in US dollars) for Amazon.com, Inc., Bank of America Corporation, General Electric Company and NVIDIA Corporation for the four calendar quarters in each of 2004, 2005, 2006, 2007, 2008, the first three quarters of 2009 and the period from October 1, 2009 to October 29, 2009. The following table in respect of Las Vegas Sands Corp. sets forth the high intra-day, low intra-day and quarter-end closing prices (in US dollars) for the fourth calendar quarter in 2004, the four calendar quarters in each of 2005, 2006, 2007, 2008, the first three quarters of 2009 and the period from October 1, 2009 to October 29, 2009. For each of the Underlying Stocks, the historical prices listed below were obtained from Bloomberg Financial Markets without independent verification. These historical prices should not be taken as an indication of future performance, and no assurance can be given that the price of either of the Underlying Stocks will not decrease such that you would receive less than the principal amount of your securities at maturity.

     Any historical upward or downward trend in the price of any of the Underlying Stocks during any period shown below is not an indication that the price of that Underlying Stock is more or less likely to increase or decrease at any time during the term of the securities. You should not take the historical performance levels as an indication of future performance of any of the Underlying Stocks. We cannot assure you that the future performance of any of the Underlying Stocks will result in your receiving the principal amount of your securities on the maturity date. The actual performance of each of the Underlying Stocks over the life of the securities may bear little relation to the historical levels shown below.

Amazon.com, Inc.

Quarter-Start Date	Quarter-End Date	High Intra-Day Price	Low Intra-Day Price	Quarter-End Closing Price
1/1/2004	3/31/2004	57.82	39.16	43.28
4/1/2004	6/30/2004	54.69	40.57	54.40
7/1/2004	9/30/2004	54.04	34.85	40.86
10/1/2004	12/31/2004	45.68	33.00	44.29
1/1/2005	3/31/2005	45.44	32.83	34.27
4/1/2005	6/30/2005	36.99	30.61	33.08
7/1/2005	9/30/2005	46.97	32.79	45.30
10/1/2005	12/31/2005	50.00	38.72	47.15
1/1/2006	3/31/2006	48.56	35.14	36.51
4/1/2006	6/30/2006	38.84	31.52	38.68
7/1/2006	9/30/2006	38.62	25.76	32.12
10/1/2006	12/31/2006	43.25	30.59	39.46
1/1/2007	3/31/2007	42.00	36.30	39.79
4/1/2007	6/30/2007	74.72	39.55	68.41
7/1/2007	9/30/2007	94.25	68.02	93.15
10/1/2007	12/31/2007	101.04	76.50	92.64
1/1/2008	3/31/2008	97.43	61.20	71.30
4/1/2008	6/30/2008	84.88	70.65	73.33
7/1/2008	9/30/2008	91.75	61.33	72.76
10/1/2008	12/31/2008	71.95	34.68	51.28
1/1/2009	3/31/2009	75.61	47.64	73.44
4/1/2009	6/30/2009	88.56	71.71	83.66
7/1/2009	9/30/2009	94.50	75.41	93.36
10/1/2009	10/29/2009	125.68	88.27	122.60

Bank of America Corporation

Quarter-Start Date	Quarter-End Date	High Intra-Day Price	Low Intra-Day Price	Quarter-End Closing Price
1/1/2004	3/31/2004	41.50	38.81	40.49
4/1/2004	6/30/2004	42.83	38.52	42.31
7/1/2004	9/30/2004	44.99	41.77	43.33
10/1/2004	12/31/2004	47.47	42.94	46.99
1/1/2005	3/31/2005	47.20	43.43	44.10
4/1/2005	6/30/2005	47.42	43.47	45.61
7/1/2005	9/30/2005	46.05	41.14	42.10
10/1/2005	12/31/2005	47.25	41.38	46.15
1/1/2006	3/31/2006	47.20	42.98	45.54
4/1/2006	6/30/2006	50.50	45.26	48.10
7/1/2006	9/30/2006	54.00	47.59	53.57
10/1/2006	12/31/2006	55.08	51.32	53.39
1/1/2007	3/31/2007	54.21	48.36	51.02
4/1/2007	6/30/2007	52.20	48.55	48.89
7/1/2007	9/30/2007	52.77	46.52	50.27
10/1/2007	12/31/2007	52.95	40.61	41.26
1/1/2008	3/31/2008	45.08	33.25	37.91
4/1/2008	6/30/2008	41.37	23.65	23.87
7/1/2008	9/30/2008	38.85	18.44	35.00
10/1/2008	12/31/2008	38.50	10.01	14.08
1/1/2009	3/31/2009	14.81	2.53	6.82
4/1/2009	6/30/2009	15.06	6.45	13.20
7/1/2009	9/30/2009	18.25	11.27	16.92
10/1/2009	10/29/2009	18.64	15.01	15.73

General Electric Company

Quarter-Start Date	Quarter-End Date	High Intra-Day Price	Low Intra-Day Price	Quarter-End Closing Price
1/1/2004	3/31/2004	34.56	28.88	30.52
4/1/2004	6/30/2004	33.49	29.55	32.40
7/1/2004	9/30/2004	34.53	31.43	33.58
10/1/2004	12/31/2004	37.72	32.66	36.50
1/1/2005	3/31/2005	36.88	34.97	36.06
4/1/2005	6/30/2005	37.34	34.15	34.65
7/1/2005	9/30/2005	35.78	32.85	33.67
10/1/2005	12/31/2005	36.33	32.67	35.05
1/1/2006	3/31/2006	35.55	32.22	34.78
4/1/2006	6/30/2006	35.24	32.78	32.96
7/1/2006	9/30/2006	54.00	47.59	53.57
10/1/2006	12/31/2006	38.49	34.62	37.21
1/1/2007	3/31/2007	38.28	33.90	35.36
4/1/2007	6/30/2007	39.77	34.55	38.28
7/1/2007	9/30/2007	42.07	36.20	41.40
10/1/2007	12/31/2007	42.15	36.07	37.07
1/1/2008	3/31/2008	37.74	31.65	37.01
4/1/2008	6/30/2008	38.52	26.16	26.69
7/1/2008	9/30/2008	30.39	22.19	25.50
10/1/2008	12/31/2008	25.75	12.58	16.20
1/1/2009	3/31/2009	17.22	5.87	10.11
4/1/2009	6/30/2009	14.55	9.80	11.72
7/1/2009	9/30/2009	17.52	10.50	16.42
10/1/2009	10/29/2009	16.87	14.35	14.87

Las Vegas Sands Corp.

Quarter-Start Date	Quarter-End Date	High Intra-Day Price	Low Intra-Day Price	Quarter-End Closing Price
10/1/2004	12/31/2004	53.70	41.75	48.00
1/1/2005	3/31/2005	51.40	41.47	45.00
4/1/2005	6/30/2005	45.32	33.13	35.75
7/1/2005	9/30/2005	40.73	30.97	32.91
10/1/2005	12/31/2005	46.44	29.08	39.47
1/1/2006	3/31/2006	58.02	38.44	56.66
4/1/2006	6/30/2006	78.90	54.68	77.86
7/1/2006	9/30/2006	77.86	57.71	68.35
10/1/2006	12/31/2006	97.25	66.06	89.48
1/1/2007	3/31/2007	109.45	81.01	86.61
4/1/2007	6/30/2007	91.91	71.24	76.39
7/1/2007	9/30/2007	142.75	75.56	133.42
10/1/2007	12/31/2007	148.76	102.50	103.05
1/1/2008	3/31/2008	105.35	70.00	73.64
4/1/2008	6/30/2008	83.13	45.30	47.44
7/1/2008	9/30/2008	59.00	30.56	36.11
10/1/2008	12/31/2008	37.00	2.89	5.93
1/1/2009	3/31/2009	9.15	1.38	3.01
4/1/2009	6/30/2009	11.84	3.08	7.86
7/1/2009	9/30/2009	20.73	6.32	16.84
10/1/2009	10/29/2009	18.83	12.95	14.76

NVIDIA Corporation

Quarter-Start Date	Quarter-End Date	High Intra-Day Price	Low Intra-Day Price	Quarter-End Closing Price
1/1/2004	3/31/2004	8.89	6.88	8.83
4/1/2004	6/30/2004	9.12	6.43	6.83
7/1/2004	9/30/2004	6.91	3.10	4.84
10/1/2004	12/31/2004	8.32	4.36	7.85
1/1/2005	3/31/2005	9.86	6.82	7.92
4/1/2005	6/30/2005	9.80	6.97	8.91
7/1/2005	9/30/2005	11.53	8.48	11.43
10/1/2005	12/31/2005	12.83	10.17	12.19
1/1/2006	3/31/2006	19.41	12.22	19.09
4/1/2006	6/30/2006	21.25	12.75	14.19
7/1/2006	9/30/2006	20.83	11.45	19.73
10/1/2006	12/31/2006	25.97	18.45	24.67
1/1/2007	3/31/2007	25.01	18.69	19.19
4/1/2007	6/30/2007	29.25	18.85	27.54
7/1/2007	9/30/2007	37.20	27.00	36.24
10/1/2007	12/31/2007	39.67	29.11	34.02
1/1/2008	3/31/2008	34.14	17.31	19.79
4/1/2008	6/30/2008	25.35	17.61	18.72
7/1/2008	9/30/2008	18.78	8.81	10.71
10/1/2008	12/31/2008	10.74	5.75	8.07
1/1/2009	3/31/2009	10.70	7.09	9.86
4/1/2009	6/30/2009	12.39	8.33	11.29
7/1/2009	9/30/2009	16.57	9.72	15.03
10/1/2009	10/29/2009	14.98	11.97	12.55

Supplemental information regarding taxation in the United States

     The amount of the stated interest rate on the note that constitutes interest on the Deposit (as defined in the accompanying product supplement no. 2), and the amount that constitutes Put Premium (as defined in the accompanying product supplement no. 2) are set forth in the table below.

	Deposit	Put Premium
Securities linked to Amazon.com, Inc.	0.20013%	11.79987%
Securities linked to Bank of America Corporation	0.20013%	12.79987%
Securities linked to General Electric Company	0.07726%	11.92274%
Securities linked to Las Vegas Sands Corp.	0.07726%	14.92274%
Securities linked to NVIDIA Corporation	0.20013%	14.79987%

     In addition to potential alternative treatments under current tax law, it is also possible that the tax law may be changed by legislative or regulatory action, possibly with retroactive effect. However, it is not possible to predict whether or when such action will occur and the effect of such potential changes is uncertain.

     Please refer to “Taxation in the United States” beginning on page PS-29 of the accompanying product supplement no. 2.

Supplemental plan of distribution

     The securities are being purchased by Wells Fargo Securities, LLC (the agent) as principal, pursuant to terms agreements dated as of October 29, 2009 between the agent and us. The agent has agreed to pay our out-of-pocket expenses in connection with the issuance of the securities.

     See “Supplemental plan of distribution” beginning on page PS-32 of the accompanying product supplement no. 2.